Exhibit 10.1

Execution copy

AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT

DITECH FINANCIAL LLC

(Receivables Seller and Servicer)

and

GREEN TREE ADVANCE RECEIVABLES III LLC

(Depositor)

and

WALTER INVESTMENT MANAGEMENT CORP.

(Limited Guarantor)

Dated as of October 21, 2015

GREEN TREE AGENCY ADVANCE FUNDING TRUST I

ADVANCE RECEIVABLES BACKED NOTES, ISSUABLE IN SERIES

i

AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT

This AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT (as it may be amended, supplemented, restated, or otherwise modified from time to time, this “Agreement”) is made as of October 21, 2015, by and between Ditech Financial LLC, a limited liability company organized under the laws of the State of Delaware, as receivables seller and servicer (“Ditech”), Green Tree Advance Receivables III LLC, a limited liability company organized under the laws of the State of Delaware, as depositor (the “Depositor”), and Walter Investment Management Corp., a corporation under the laws of the State of Maryland as limited guarantor (“Limited Guarantor”).

RECITALS

A. The parties hereto are parties to the Receivable Sale Agreement (as amended, supplemented or otherwise modified prior to the date hereof, the “Original Receivables Sale Agreement”). The parties are entering into this Agreement to amend and restate the Original Receivables Sale Agreement in its entirety.

B. The Depositor is a special purpose Delaware limited liability company wholly owned by Ditech. Ditech acts as the servicer under one or more certain Freddie Mac Servicing Agreements incorporating the Freddie Mac Guide and one or more certain Fannie Mae Servicing Agreements incorporating the Fannie Mae Guide (each, as it may be amended, supplemented, restated, or otherwise modified from time to time, a “Servicing Agreement” and, collectively, the “Servicing Agreements”), and has the obligation to make Advances thereunder, has the right to collect the related Receivables in reimbursement of such Advances made by Ditech and the right to collect Receivables related to Advances previously made by Ditech (or any predecessor servicer). One or more Servicing Agreements (each, as may be amended, supplemented, restated or otherwise modified from time to time, a “Designated Servicing Agreement” and, collectively, the “Designated Servicing Agreements”) and the related Facility Eligible Pools where Ditech acts as servicer (each, a “Designated Pool” and collectively, the “Designated Pools”) will be designated as described herein for inclusion under this Agreement, the Receivables Pooling Agreement (defined below) and the Indenture (defined below).

B. Green Tree Agency Advance Funding Trust I (the “Issuer”), Ditech, as servicer and as Administrator (in such capacity, the “Administrator”), Wells Fargo Bank, N.A., as Indenture Trustee (the “Indenture Trustee”), as Calculation Agent, as Paying Agent and as Securities Intermediary, and Barclays Bank PLC, as administrative agent (the “Administrative Agent”), have entered into a Second Amended and Restated Indenture (as it may be amended, supplemented, restated, or otherwise modified from time to time and including any indenture supplement, the “Indenture”), dated as of even date herewith, pursuant to which the Issuer shall be permitted to issue different Series of notes (the “Notes”) from time to time, on the terms and conditions set forth in the Indenture.

C. Upon its disbursement of an Advance with respect to a Designated Pool pursuant to a Designated Servicing Agreement, Ditech, as servicer, becomes the beneficiary of a contractual right to be reimbursed for such Advance in accordance with the terms of the related Designated Servicing Agreement. Ditech, as receivables seller, has sold, assigned, transferred and conveyed pursuant to the Original Receivable Sale Agreement and Ditech desires to continue to sell, assign, transfer and convey to the Depositor all its contractual rights to be reimbursed for each Advance disbursed by Ditech (or any predecessor servicer to the extent that Ditech acquires the Advance), as servicer, from the date hereof through the Receivables Sale Termination Date, in respect of Designated Pools under the Designated Servicing Agreements (in any case, which Advance has not been previously reimbursed) (any right to reimbursement in respect of any such Advance, a “Receivable” and, collectively, the “Receivables”), pursuant to the terms of this Agreement. The Depositor has, and will continue to, sell and/or contribute, assign, transfer and convey to the Issuer all Receivables acquired by the Depositor from Ditech, as receivables seller, immediately upon the Depositor’s acquisition of such Receivables pursuant to this Agreement pursuant to an Amended and Restated Receivables Pooling Agreement, dated as of even date herewith (as may be amended, supplemented, restated or otherwise modified from time to time, the “Receivables Pooling Agreement”) and the “Original Receivables Pooling Agreement” referenced therein.

D. The Notes issued by the Issuer pursuant to the Indenture will be collateralized by the Aggregate Receivables and related property and certain monies in respect thereof now owned and to be hereafter acquired by the Issuer.

E. In consideration of each transfer by Ditech, as receivables seller, to the Depositor of the Transferred Assets on the terms and subject to the conditions set forth in this Agreement, the Depositor has agreed to pay to Ditech a purchase price equal to the fair market value thereof on the related Sale Date. To the extent the portion of the purchase price actually paid in cash by the Depositor for the Transferred Assets is less than 100% of the fair market value thereof, the balance of the purchase price shall be paid by the Depositor to Ditech by keeping the proceeds of a borrowing under a Subordinated Note issued by the Depositor to Ditech in an amount equal to the amount by which the Purchase Price of such Receivable exceeds the portion of the cash purchase price actually paid therefor.

AGREEMENT

NOW, THEREFORE, in consideration of the above premises and of the mutual promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Definitions; Incorporation by Reference.

(a) This Agreement is entered into in connection with the terms and conditions of the Indenture. Any capitalized term used but not defined herein shall have the meaning given to it in the Indenture. Furthermore, for any capitalized term defined herein but defined in greater detail in the Indenture, the detailed information from the Indenture shall be incorporated herein by reference.

Additional Receivables: As defined in Section 2(a).

Administrative Agent: As defined in the Recitals.

Administrator: As defined in the Recitals.

Aggregate Receivables: Collectively, all Initial Receivables and all Additional Receivables.

Agreement: As defined in the Preamble.

Assignment of Receivables: Each agreement documenting an assignment by Ditech to the Depositor substantially in the form set forth on Schedule 1.

Closing Date: January 16, 2014.

Depositor: As defined in the Preamble.

Designated Pools: As defined in the Recitals.

Designated Servicing Agreement and Designated Servicing Agreements: As defined in the Recitals.

Designation Date: A date on which any Pool becomes a Designated Pool after the Closing Date.

Ditech: As defined in the Preamble.

Excepted Receivable: Any Receivable arising under any Designated Servicing Agreement (i) that arises after the commencement of the Full Amortization Period and (ii) in respect of which the Issuer, the Depositor, the Indenture Trustee and the Administrative Agent shall have received a written notice from Ditech, no later than one (1) Business Day after the origination thereof, (A) identifying such Receivable in reasonable detail and (B) certifying that Ditech has concluded in its reasonable discretion (with reasonable supporting detail therefor) that Ditech will not receive reasonably equivalent value for the transfer of any such identified Receivable because the value of the equity of the Depositor was negative prior to the contribution of such Receivable after taking into account all of the following, among other relevant factors, (1) borrowings under the Subordinated Note, and (2) any indemnification payments owing by Ditech to the Depositor under this Agreement (giving effect to the full value of such indemnification payment obligations as an asset of the Depositor).

Full Amortization Period: As defined in the Indenture.

Indemnification Amounts: As defined in Section 10(c).

Indemnified Party: As defined in Section 10(c).

Indemnity Payment: As defined in Section 4(d).

Indenture: As defined in the Recitals.

Indenture Trustee: As defined in the Recitals.

Initial Receivables: As defined in Section 2(a).

Issuer: As defined in the Recitals.

Limited Guarantor: As defined in the Recitals.

Original Receivables Pooling Agreement: As defined in the Recitals.

Original Receivables Sale Agreement: As defined in the Recitals.

Purchase: Each transfer by the Depositor from Ditech, as receivables seller, of Transferred Assets.

Purchase Price: As defined in Section 2(b).

Receivable and Receivables: As defined in the Recitals.

Receivables Pooling Agreement: As defined in the Recitals.

Receivables Sale Termination Date: The date, after the conclusion of the Revolving Period, on which all amounts due on all Classes of Notes issued by the Issuer pursuant to the Indenture, and all other amounts payable to any party pursuant to the Indenture, shall have been paid in full.

Related Documents: As defined in Section 4(a)(iii).

Removed Servicing Agreement: As defined in Section 2(c).

Sale Date: (i) With respect to the Initial Receivables, the Closing Date and (ii) with respect to any Additional Receivables, each date after the Closing Date and prior to the Receivables Sale Termination Date on which such Additional Receivable is sold, assigned, transferred and conveyed by Ditech, as receivables seller, to the Depositor pursuant to the terms of this Agreement.

Series: As defined in the Indenture.

Servicing Agreement and Servicing Agreements: As defined in the Recitals.

Stop Date: As defined in Section 2(c).

Subordinated Note: The promissory note in substantially the form of Exhibit A hereto as more fully described in Section 2(b), as the same may be amended, restated, supplemented or otherwise modified from time to time.

Transferred Assets: As defined in Section 2(a).

UCC: As defined in Section 2(a).

(b) The Designated Servicing Agreement Schedule, as may be amended, supplemented, restated, or otherwise modified from time to time in accordance with the Transaction Documents, is incorporated by this reference into this Agreement.

Section 2. Transfer of Receivables.

(a) Transferred Assets. Commencing on the Closing Date until the date hereof, pursuant to the Original Receivables Sale Agreement, Ditech, as receivables seller, sold, contributed, assigned and conveyed to the Depositor, and the Depositor purchased and acquired from Ditech without recourse except as provided in the Original Receivables Sale Agreement, all of Ditech’s right, title and interest, whether now owned or hereafter acquired, in, to and under (1) each Receivable in existence on the Closing Date with respect to any Pool that is subject to any Servicing Agreement that is listed as a “Designated Servicing Agreement” (the “Initial Receivables”), (2) each Receivable (i) in existence on any Business Day after the Closing Date and prior to the Receivables Sale Termination Date that arises with respect to any Pool that is subject to any Servicing Agreement that is listed as a “Designated Servicing Agreement” and the related Pool is listed as a “Designated Pool” on the Designated Servicing Agreement Schedule that arose under the Servicing Agreements listed on the Designated Servicing Agreement Schedule as of the Closing Date or (ii) in existence on, or on any date after, the related Designation Date of a Pool that becomes a Designated Pool after the Closing Date (the “Additional Receivables”), and (3) in the case of both Initial Receivables and Additional Receivables, all monies due or to become due and all amounts received or receivable with respect thereto and all proceeds (including “proceeds” as defined in the Uniform Commercial Code in effect in all applicable jurisdictions (the “UCC”)), together with all rights of Ditech to enforce such Initial Receivables and Additional Receivables (collectively, the “Original Transferred Assets”). Commencing on the date hereof, and until the close of business on the Receivables Sale Termination Date, Ditech, as receivables seller, hereby sells, contributes, assigns, transfers and conveys to the Depositor, and the Depositor purchases and acquires from Ditech without recourse except as provided in herein, all of the Ditech’s right, title and interest, whether now owned or hereafter acquired, in, to and under (1) each Additional Receivable (other than any Excepted Receivable)

in and (2) all monies due or to become due and all amounts received or receivable with respect thereto and all proceeds (including “proceeds” as defined in the UCC, together with all rights of Ditech to enforce such Additional Receivables (collectively, together with the Original Transferred Assets, the “Transferred Assets”). Until the Receivables Sale Termination Date, Ditech shall, automatically and without any further action on its part, sell and/or contribute, assign, transfer and convey to the Depositor, on each Business Day, each Additional Receivable (other than any Excepted Receivable) not previously transferred to the Depositor and the Depositor shall purchase each such Additional Receivable together with all of the other Transferred Assets related to such Receivable.

(b) Purchase Price. In consideration of the sale, assignment, transfer and conveyance to the Depositor of the Aggregate Receivables and related Transferred Assets, on the terms and subject to the conditions set forth in this Agreement, the Depositor shall, on each Sale Date, pay and deliver to Ditech, in immediately available funds on the related Sale Date, or otherwise promptly following such Sale Date if so agreed by Ditech, as receivables seller, and the Depositor, a purchase price (the “Purchase Price”) equal to (i) in the case of one Receivable sold, assigned, transferred and conveyed on such Sale Date, the fair market value of such Receivable on such Sale Date or (ii) in the case more than one Receivable is sold, assigned, transferred and conveyed on such Sale Date, the aggregate of the fair market values of such Receivables on such Sale Date, payable in cash to the extent of funds available to the Depositor. To the extent that the Purchase Price of the Additional Receivables is greater than the cash portion of the Purchase Price, then the Depositor shall (i) first, pay such portion of the Purchase Price in the form of a borrowing under the Subordinated Note in the form attached hereto as Exhibit A; provided however, that the Depositor may not make any borrowing under the Subordinated Note unless at the time of (and immediately after) each borrowing thereunder, both before and after the sale transaction (1) the Depositor’s total assets exceed its total liabilities, (2) the Depositor’s cash on hand is sufficient to satisfy all of its current obligations (other than its obligations under the Subordinated Note and the obligation to pay the Purchase Price), (3) the Depositor is adequately capitalized at a commercially reasonable level and (4) the Depositor has determined that its financial capacity to meet its financial commitment under the Subordinated Note is adequate and (ii) second, to the extent the Depositor cannot make a borrowing under the Subordinated Note, accept a contribution to its capital from Ditech in an amount equal to the remaining unpaid portion of the Purchase Price. Ditech is hereby authorized by the Depositor to endorse on the schedule attached to the Subordinated Note an appropriate notation evidencing the date and amount of each advance thereunder, as well as the date of each payment with respect thereto, provided that the failure to make such notation shall not affect any obligation of the Depositor thereunder. Ditech shall record in its books and records all increases in and payments in reduction of the outstanding principal amount of the Subordinated Note. The Depositor shall not have any obligation to pay to Ditech a cash Purchase Price in connection with any Delinquency Advance arising in connection with a Credited Advance Funding unless Ditech pays to the Depositor or its assigns the Advance Reimbursement Amounts for the Delinquency Advances deemed to have been reimbursed in connection with such Credited Advance Funding. Ditech shall contribute any such Delinquency Advances for which there is no Cash Purchase Price paid to the Depositor.

(c) Removal of Designated Servicing Agreements or Designated Pools and Receivables. On any date on or after the satisfaction of all conditions specified in Section 2.1(c) of the Indenture, Ditech, as receivables seller, may remove a Designated Servicing Agreement or a Designated Pool from the Designated Servicing Agreement Schedule for purposes of this Agreement (each such Servicing Agreement or Designated Pool so removed, a “Removed Servicing Agreement” and a “Removed Pool”, respectively). Upon the removal of a Designated Servicing Agreement from the Designated Servicing Agreement Schedule, (i) except if Ditech conducts a Permitted Refinancing, all Receivables related to Advances under such Removed Servicing Agreement previously transferred to the Depositor and Granted to the Indenture Trustee for inclusion in the Trust Estate, shall remain subject to the lien of the Indenture, in which case the Receivables Seller may not assign to another Person any Receivables arising under that

Removed Servicing Agreement until all Receivables that arose under that Removed Servicing Agreement or that Pool that are included in the Trust Estate shall have been paid in full or sold in a Permitted Refinancing, and (ii) all Receivables related to such Removed Servicing Agreement or Removed Pool arising on or after the date that the related Servicing Agreement was removed from the Designated Servicing Agreement Schedule (the “Stop Date”) shall not be sold to the Depositor and shall not constitute Additional Receivables.

(d) Marking of Books and Records. Ditech shall, at its own expense, indicate in its books and records (including its computer records) that the Receivables in respect of a Designated Pool arising under each Designated Servicing Agreement and the related Transferred Assets have been sold, assigned, transferred and conveyed to the Depositor in accordance with this Agreement and are owned by the Issuer and pledged to the Indenture Trustee on behalf of the Noteholders. Ditech shall not alter the indication referenced in this paragraph with respect to any Receivable during the term of this Agreement (except in accordance with Section 9(b)). If a third party, including a potential purchaser of a Receivable, should inquire as to the status of the Receivables, Ditech shall promptly indicate to such third party that the Receivables have been sold, assigned, transferred and conveyed and Ditech (except in accordance with Section 9(b)) shall not claim any right, title or interest (including, but not limited to ownership interest) therein.

Section 3. Ditech’s Acknowledgment and Consent to Assignment.

(a) Acknowledgment and Consent to Assignment. Ditech hereby acknowledges that the Depositor has sold and/or contributed, assigned, transferred and conveyed to the Issuer, and that the Issuer has Granted to the Indenture Trustee, on behalf of the Noteholders, the rights (but not the obligations) of the Depositor under this Agreement and the Original Receivables Sale Agreement, including, without limitation, the right to enforce the obligations of Ditech hereunder and thereunder. Ditech hereby consents to such Grant by the Issuer to the Indenture Trustee pursuant to the Indenture and acknowledges that each of the Issuer and the Indenture Trustee (on behalf of itself and the Secured Parties) shall be a third party beneficiary in respect of the representations, warranties, covenants, rights, indemnities and other benefits arising hereunder that are so Granted by the Issuer. Moreover, Ditech hereby authorizes and appoints as its attorney-in-fact the Depositor, the Issuer and the Indenture Trustee, as the Issuer’s assignee, on behalf of the Depositor, to execute and deliver such documents or certificates as may be necessary in order to enforce its rights under this Agreement and/or the Original Receivables Sale Agreement and its rights to collect the Aggregate Receivables.

(b) Access to Records. In connection with the conveyances hereunder, Ditech hereby grants to the Depositor (and its assigns) an irrevocable license to access all records relating to the Aggregate Receivables, without the need for any further documentation in connection with any conveyance hereunder; provided, however, that the Depositor (and its assigns) may not exercise any right under such license until an Event of Default has occurred and is continuing; and provided further that such license is for the limited purpose of administering and accounting for the Aggregate Receivables. In connection with such license, and subject to the foregoing provisos, Ditech hereby grants to the Depositor (and its assigns) an irrevocable, non-exclusive license (subject to the restrictions contained in any license with respect thereto) to use, without royalty or payment of any kind, all software used by Ditech, as receivables seller or as servicer as the case may be, to account for the Aggregate Receivables, to the extent necessary to administer the Aggregate Receivables and such software is owned by Ditech. With respect to software owned by others and used by Ditech under license agreements, Ditech shall cooperate with the Depositor (and its assigns) to identify such software and the applicable licensors thereof and provide such other information available to it and reasonably necessary in order for the Depositor to obtain its own licenses with respect to such software. The licenses granted by Ditech pursuant to this Section 3 with respect to software owned by it shall be irrevocable and shall terminate on the Receivables Sale Termination Date.

Section 4. Representations, Warranties and Certain Covenants of Ditech, as Servicer and as Receivables Seller.

Ditech, as receivables seller and as servicer, hereby makes the following representations, warranties and covenants for the benefit of the Depositor, the Issuer, and the Indenture Trustee for the benefit of the Noteholders, on which the Depositor is relying in purchasing the Aggregate Receivables and executing this Agreement, on which the Issuer is relying in purchasing the Aggregate Receivables pursuant to the Receivables Pooling Agreement, and on which the Noteholders are relying in purchasing the Notes. The representations are made as of the date of this Agreement and as of each Sale Date. Such representations and warranties shall survive the sale and/or contribution, assignment, transfer and conveyance of any Receivables and any other related Transferred Assets to the Depositor and the Issuer.

(a) General Representations and Warranties.

(i) Organization and Good Standing. Ditech is a limited liability company duly organized and validly existing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and now has and so long as any Notes are outstanding, will continue to have, power, authority and legal right to acquire, own, hold, transfer, assign and convey the Receivables.

(ii) Due Qualification. Ditech is and will continue to be duly qualified to do business as a limited liability company in good standing, and has obtained and will keep in full force and effect all necessary licenses, permits and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, licenses, permits or approvals and as to which the failure to obtain or to keep in full force and effect such licenses, permits or approvals would have an Adverse Effect.

(iii) Power and Authority. Ditech has and will continue to have all requisite limited liability company power and authority to own the Receivables, and Ditech has and will continue to have all requisite limited liability company power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and any and all other instruments and documents necessary to consummate the transactions contemplated hereby or thereby (collectively, the “Related Documents”), and to perform each of its obligations under this Agreement and under the Related Documents, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Ditech, and the execution and delivery of each of the Related Documents by Ditech, the performance by Ditech of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby have each been duly authorized by Ditech and no further limited liability company action or other actions are required to be taken by Ditech in connection therewith.

(iv) Valid Transfer. The Original Receivables Sale Agreement evidenced and valid sale, transfer, assignment and conveyance of the Original Transferred Assets as of applicable Sale Date to the Depositor, which is enforceable against creditors of and purchasers from Ditech except as such enforceability may be limited by bankruptcy, insolvency or similar laws and by equitable principles. From and after the date hereof, this Agreement shall evidence a valid sale, transfer, assignment and conveyance of the applicable Additional Receivables as of applicable Sale Date to the Depositor, which is enforceable against creditors of and purchasers from Ditech except as such enforceability may be limited by bankruptcy, insolvency or similar laws and by equitable principles.

(v) Binding Obligation. This Agreement and each of the other Transaction Documents to which Ditech is a party has been, or when delivered will have been, duly executed and delivered and constitutes the legal, valid and binding obligation of Ditech, enforceable against Ditech, in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws and by equitable principles.

(vi) Perfection.

(A) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Aggregate Receivables and the related Transferred Assets with respect thereto in favor of the Depositor, which security interest is prior to all other Adverse Claims (other than Permitted Liens of the type described in clause (ii) of the definition thereof), and is enforceable as such against creditors of and purchasers from Ditech;

(B) Ditech has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under the UCC in order to perfect the security interest in the Aggregate Receivables and the related Transferred Assets granted to the Depositor hereunder; and

(C) Ditech has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Aggregate Receivables and the related Transferred Assets, other than under this Agreement, except pursuant to any agreement that has been terminated or lien arrangement that has otherwise been released on or prior to the sale of the related Receivables hereunder, and any rights in the Receivables that were pledged, assigned, sold, granted or otherwise conveyed pursuant to such agreement or arrangement have been released on or prior to the sale of the related Receivables hereunder, and such Receivables that were subject to such agreement or arrangement are being sold by the Receivables Seller to the Depositor free and clear of any Adverse Claim (other than any Permitted Lien). Ditech has not authorized the filing of and is not aware of any financing statement filed against it, the Depositor or the Issuer covering the Aggregate Receivables and the related Transferred Assets other than those filed in connection with this Agreement and the other Transaction Documents and those that have been terminated on or prior to the date hereof or for which the lien with respect to the Receivables has been released. Ditech is not aware of any judgment or tax lien filings against it.

(vii) No Violation. Neither the execution, delivery and performance of this Agreement, the other Transaction Documents or the Related Documents by Ditech, nor the consummation by Ditech of the transactions contemplated hereby or thereby nor the fulfillment of or compliance with the terms and conditions of this Agreement, the Related Documents or the other Transaction Documents to which Ditech is a party (A) will violate the organizational documents of Ditech, (B) will constitute a default (or an event which, with notice or lapse of time or both, would constitute a default), or result in a breach or acceleration of, any material indenture, agreement or other material instrument to which Ditech, any of its subsidiaries or the Limited Guarantor is a party or by which it or any of them is bound, or which may be applicable to Ditech, (C) results in the creation or imposition of any Adverse Claim upon any of the property or assets of Ditech under the terms of any of the foregoing except as contemplated hereby, or (D) violates any statute, ordinance or law or any rule, regulation, order, writ, injunction or decree of any court or of any public, governmental or regulatory body, agency or authority applicable to Ditech or its properties.

(viii) No Proceedings. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or to Ditech’s knowledge, threatened, against Ditech (A) in which a third party not affiliated with the Indenture Trustee or a Noteholder asserts the invalidity of any of the Transaction Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by any of the Transaction Documents, (C) seeking any determination or ruling that should reasonably be expected to affect materially and adversely the performance by Ditech or its Affiliates of their obligations under, or the validity or enforceability of, any of the Transaction Documents or (D) relating to Ditech or its Affiliates and which should reasonably be expected to affect adversely the federal income tax attributes of the Notes.

(ix) Ownership of Depositor. Ditech owns 100% of the membership interest in the Depositor. No Person other than Ditech has any rights to acquire membership interests in the Depositor.

(x) Ownership of Issuer. 100% of the Owner Trust Certificate of the Issuer is owned by the Depositor. No Person other than the Depositor has any rights to acquire all or any portion of the Owner Trust Certificate in the Issuer.

(xi) No Violation of Exchange Act or Regulations T, U or X. None of the transactions contemplated in the Transaction Documents (including the use of the proceeds from the sale of the Notes) will result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.

(xii) All Consents Obtained. All approvals, authorizations, consents, orders or other actions of any persons or of any governmental body or official required in connection with the execution and delivery by Ditech or the Depositor of this Agreement and the Transaction Documents to which Ditech, the Depositor or the Issuer is a party, the performance by Ditech of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment by Ditech of the terms hereof and thereof, including without limitation, the transfer of Receivables from Ditech to the Depositor and from the Depositor to the Issuer and the pledge thereof by the Issuer to the Indenture Trustee, have been obtained.

(xiii) Not an Investment Company. None of Ditech, the Depositor, the Issuer nor the Trust Estate is required to be registered as an “investment company” or a company “controlled” by a company required to be registered as an “investment company” within the meaning of the Investment Company Act, and none of the execution, delivery or performance of obligations under this Agreement or any of the Transaction Documents, or the consummation of any of the transactions contemplated thereby (including, without limitation, the sale of the Transferred Assets hereunder) will violate any provision of the Investment Company Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

(xiv) All Taxes, Fees and Charges Relating to Transaction and Transaction Documents Paid. Any taxes, fees and other governmental charges due and payable by Ditech, the Depositor or the Issuer in connection with the execution and delivery of this Agreement and the transactions contemplated hereby have been or will be paid by Ditech or the Depositor at or prior to the date of this Agreement.

(xv) Solvency. Ditech, both prior to and after giving effect to each sale of Receivables with respect to the Designated Servicing Agreements on each Sale Date, (1) is not,

and will not be, “insolvent” (as such term is defined in § 101(32)(A) of the Bankruptcy Code), (2) is, and will be, able to pay its debts as they become due, and (3) does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage.

(xvi) No Fraudulent Conveyance. Ditech is selling the Aggregate Receivables to the Depositor in furtherance of its ordinary business purposes, with no intent to hinder, delay or defraud any of its creditors.

(xvii) Information. No document, certificate or report furnished by Ditech in writing pursuant to this Agreement, any other Transaction Document or in connection with the transactions contemplated hereby or thereby, taken together, contains or will contain when furnished any untrue statement of a material fact.

(xviii) Fair Consideration. The aggregate consideration received by Ditech, as receivables seller, pursuant to this Agreement is fair consideration having reasonably equivalent value to the value of the Aggregate Receivables and the performance of the obligations of Ditech, as receivables seller, hereunder.

(xix) Bulk Transfer. No sale, contribution, transfer, assignment or conveyance of Receivables by Ditech, as receivables seller, to the Depositor contemplated by this Agreement or by the Depositor to the Issuer pursuant to the Receivables Pooling Agreement will be subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

(xx) Name. The legal name of Ditech is as set forth in this Agreement and Ditech does not have any trade names, fictitious names, assumed names or “doing business” names except those identified in accordance with the terms hereof

(xxi) Repayment of Receivables. Ditech has no reason to believe that at the time of the transfer of any Receivables to the Depositor pursuant hereto, such Receivables will not be paid in full.

(xxii) No Change in Condition of Ditech. Since December 31, 2014, there has been no change in the business, operations, financial condition, properties or assets of Ditech which would have a material adverse effect on its ability to perform its obligations under this Agreement or any other Transaction Document or materially adversely affect the transactions contemplated under this Agreement or any other Transaction Document.

(xxiii) Fannie and Freddie Approved. Ditech is an approved seller and servicer of residential mortgage loans for Fannie Mae and Freddie Mac. Ditech is in good standing to sell and service mortgage loans, respectively, for Fannie Mae and Freddie Mac and no event has occurred which would make Ditech unable to comply with eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac.

(xxiv) Compliance With Laws. Ditech has complied or shall comply with all applicable laws, rules, regulations, orders, writs, judgments, injunctions or decrees to which it may be subject, except where the failure to so comply should not be reasonably expected to have an Adverse Effect or a material adverse effect on the financial condition or operations of Ditech, or the ability of Ditech, the Depositor or the Issuer to perform their respective obligations hereunder or under any of the other Transaction Documents.

(xxv) Accounting. Ditech accounts for the transactions contemplated by this Agreement as a sale from Ditech to the Depositor, except to the extent that such sales are not recognized under GAAP due to consolidated financial reporting.

(xxvi) Freddie Mac Consent and Fannie Mae Acknowledgment. (a) The Freddie Mac Consent covers all of the Mortgage Loans related to the Designated Servicing Agreements and Designated Pools identified on the Designated Servicing Agreement Schedule that are Freddie Mac Mortgage Loans and (b) the Fannie Mae Acknowledgment covers all of the Mortgage Loans related to the Designated Servicing Agreements and Designated Pools identified on the Designated Servicing Agreement Schedule that are Fannie Mae Mortgage Loans. Freddie Mac Mortgage Loans shall include any Mortgage Loan, regardless of when it is originated, so long as such Mortgage Loan is serviced under Seller/Servicer Number 158586, 172485 or 178631, with such Mortgage Loan belonging to the Seller/Servicer Number under which the Designated Servicing Agreement or Designated Pool to which it relates is serviced (unless and to the extent the Designated Servicing Agreements related to such Seller/Servicer Numbers are removed from the transactions contemplated hereby in accordance with the Transaction Documents). Fannie Mae Mortgage Loans shall include any Mortgage Loan, regardless of when it is originated, so long as such Mortgage Loan is serviced under Seller/Servicer Number 261840154, 261840235, 261840103, 261840065, 261840006, 261840057 or 261840022, with such Mortgage Loan belonging to the Seller/Servicer Number under which the Designated Servicing Agreement or Designated Pool to which it relates is serviced (unless and to the extent the Designated Servicing Agreements related to such Seller/Servicer Numbers are removed from the transactions contemplated hereby in accordance with the Transaction Documents).

(b) Representations and Warranties of Ditech Concerning the Receivables. The following representations and warranties are made in respect of each Receivable as of the Sale Date therefor:

(i) Facility Eligible Receivables. Each Receivable is a Facility Eligible Receivable as of the Sale Date therefor.

(ii) Assignment Permitted under Servicing Agreements. Each Receivable arising under a Designated Servicing Agreement is fully transferable hereunder in accordance with the Freddie Mac Consent or the Fannie Mae Acknowledgement, as applicable, and such transfer will not violate the terms of, or require the consent of any Person other than Freddie Mac or Fannie Mae under the related Designated Servicing Agreement or any other document or agreement to which Ditech is a party or to which its assets or properties are subject.

(iii) Schedule of Receivables. The information set forth in the Designated Servicing Agreement Schedule attached to the Indenture shall be true and correct as of the date of this Agreement and each Funding Date.

(iv) No Fraud. As of any Sale Date, with respect to the Receivables transferred on such date, no Receivable has been identified by Ditech or reported to Ditech by Freddie Mac or Fannie Mae as having resulted from fraud perpetrated by any Person.

(v) No Impairment of Ditech’s Rights. As of the Closing Date, or as of any Sale Date with respect to any Receivables sold on such date, neither Ditech nor any other Person has taken any action that, or failed to take any action the omission of which, would materially impair its rights or the rights of its assignees, with respect to any Receivables.

(vi) No Defenses. As of the related Sale Date, each Receivable represents valid entitlement to be paid, has not been repaid in whole or in part or been compromised, adjusted, extended, satisfied, subordinated, rescinded, waived, amended or modified, and is not subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, waiver, amendment or modification by any Person (other than as contested in good faith and with a reasonable basis through appropriate proceedings in the case of Receivables contested by the related Mortgagor but not in the case of Receivables contested by Freddie Mac or Fannie Mae, as applicable).

(vii) No Action to Impair Collectability. Ditech has not taken (or omitted to take) and will not take (or omit to take), and has no notice that any other Person has taken (or omitted to take) or will take (or omit to take) any action that could impair the collectability of any Receivable.

(viii) No Pending Proceedings. There are no proceedings pending, or, to the best of Ditech’s knowledge, threatened, wherein any governmental agency has (A) alleged that any Receivable is illegal or unenforceable, (B) asserted the invalidity of any Receivable or (C) sought any determination or ruling that might adversely affect the payment or enforceability of any Receivable.

(ix) Compliance with Laws. Each Advance was made in compliance with all applicable laws, including those relating to consumer protection, is valid and enforceable and, at the time it is sold to the Depositor, is not subject to any set-off, counterclaim or other defense to payment by the Obligor, Freddie Mac, Fannie Mae or any other party, except for such non-compliance (a) contested in good faith and with a reasonable basis through appropriate proceedings in the case of Receivables contested by the related Mortgagor but not in the case of Receivables contested by Freddie Mac or Fannie Mae, as applicable, or (b) which does not adversely affect the ultimate collectability of the related Receivable therefor.

(x) No Consent Required. Each Receivable is assignable by Ditech, and by the Depositor and its successors and assigns, without the consent of any other Person (except any such consent that shall have been obtained), and upon acquiring the Receivables the Issuer will have the right to pledge the Receivables without the consent of any other Person (except any such consent that shall have been obtained) and without any other restrictions on such pledge.

(xi) Good Title. Immediately prior to each Purchase of Receivables hereunder, Ditech is the legal and beneficial owner of each such Receivable and the related Transferred Assets with respect thereto, free and clear of any Adverse Claims other than Permitted Liens; and immediately upon the transfer and assignment thereof, the Depositor and its assignees will have good and marketable title to, with the right to sell and encumber, each Receivable, whether now existing or hereafter arising, together with the related Transferred Assets with respect thereto, free and clear of any Adverse Claims other than Permitted Liens.

(c) Survival. It is understood and agreed that the representations and warranties set forth in Section 4(a) and Section 4(b) shall continue throughout the term of this Agreement but that the representations and warranties in Section 4(b) with respect to any Receivable are made only on the Sale Date for such Receivable.

It is understood and agreed that the representations and warranties made by Ditech, as receivables seller and as servicer, pursuant to this Agreement, on which the Depositor and the Issuer are relying in accepting the Receivables, on which the Depositor is relying in executing this Agreement, on which the

Issuer is relying in executing the Receivables Pooling Agreement and on which the Noteholders are relying in purchasing the Notes, and the rights and remedies of the Depositor and its assignees under this Agreement against Ditech pursuant to this Agreement, inure to the benefit of the Depositor, the Issuer, the Indenture Trustee for the benefit of the Noteholders, as the assignees of Ditech’s rights hereunder. Such representations and warranties and the rights and remedies for the breach thereof shall survive the sale and/or contribution, assignment, transfer and conveyance of any Receivables from Ditech to the Depositor and its assignees, and the pledge thereof by the Issuer to the Indenture Trustee for the benefit of the Noteholders and shall be fully exercisable by the Indenture Trustee for the benefit of the Noteholders.

(d) Remedies Upon Breach. Ditech shall inform the Indenture Trustee and the Administrative Agent promptly, in writing, upon the discovery of any breach of its representations, warranties or covenants hereunder. In the case of breach of any representation or warranty set forth in Section 4(b) by Ditech with respect to any Receivable on the Sale Date therefor, unless such breach shall have been cured or waived within thirty (30) days after the earlier to occur of the discovery of breach or Ditech’s receipt of written notice of such breach by Ditech from the Administrative Agent, the Depositor, the Issuer or the Indenture Trustee, such that, in the case of a representation and warranty, such representation and warranty shall be true and correct in all material respects as if made on such day, and Ditech shall have delivered to the Indenture Trustee an officer’s certificate describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct or the breach was otherwise cured, Ditech shall either repurchase the affected Receivables or indemnify its assignees (including the Depositor, the Issuer, the Indenture Trustee and each of their respective assignees), against and hold its assignees (including the Depositor, the Issuer, the Indenture Trustee and each of their respective assignees) harmless from any cost, liability and expense, including, without limitation, reasonable attorneys’ fees and expenses, whether incurred in enforcement proceedings between the parties or otherwise, incurred as a result of, or arising from, such breach, the amount of which shall equal the Receivable Balance of any affected Receivable and each such purchase or indemnification amount to be paid hereunder, an “Indemnity Payment”. This Section 4(d) sets forth the exclusive remedy for a breach of representation, warranty or covenant by Ditech set forth in Section 4(b) pertaining to a Receivable. Notwithstanding the foregoing, the breach of any representation, warranty or covenant shall not be waived by the Issuer under any circumstances without the consent of the Administrative Agent, which in any case will not consent to waive such representation, warranty or covenant without the consent of the Majority Noteholders of all Outstanding Notes.

Section 5. Termination.

This Agreement (a) may not be terminated prior to the termination of the Indenture and (b) may be terminated at any time thereafter by either party hereto upon written notice to the other party.

Section 6. General Covenants of Ditech, as Receivables Seller and Servicer and the Limited Guarantor, if applicable.

Ditech, and the Limited Guarantor, if applicable, covenants and agrees that, from the date of this Agreement until the termination of the Indenture:

(a) Bankruptcy. Ditech agrees that it shall comply with Section 11(j). Ditech has not engaged in and does not expect to engage in a business for which its remaining property represents an unreasonably small capitalization. Ditech will not transfer any of the Aggregate Receivables with an intent to hinder, delay or defraud any Person.

(b) Legal Existence. Ditech shall do or cause to be done all things necessary on its part to preserve and keep in full force and effect its existence in the jurisdiction of its formation, and to maintain each of its licenses, approvals, registrations and qualifications in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such licenses, approvals, registrations or qualifications, except for failures which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the financial conditions, operations or the ability of Ditech, the Depositor or the Issuer to perform its obligations hereunder or under any of the other Transaction Documents.

(c) Compliance With Laws. Ditech shall comply in all material respects with all laws, rules, regulations and orders of any governmental authority applicable to its operation, the noncompliance with which would reasonably be expected to have a material adverse effect on the financial condition, operations or the ability of Ditech, the Depositor or the Issuer to perform their obligations hereunder or under any of the other Transaction Documents.

(d) Taxes. Ditech shall pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits, or upon any of its property or any part thereof, before the same shall become in default; provided that Ditech shall not be required to pay and discharge any such tax, assessment, charge or levy so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings, or so long as the failure to pay any such tax, assessment, charge or levy would not have a material adverse effect on the ability of Ditech to perform its obligations hereunder. Ditech shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge or levy so contested.

(e) Amendments to Designated Servicing Agreements. Ditech hereby covenants and agrees not to expressly consent to any amendment to the Designated Servicing Agreements without the prior written consent of the Administrative Agent and, except for such amendments that would have no material adverse effect upon the collectability or timing of payment of any of the Aggregate Receivables or the performance of Ditech’s, the Depositor’s or the Issuer’s obligations under the Transaction Documents or otherwise result in an Adverse Effect, without the prior written consent of the Majority Noteholders of all Outstanding Notes. Ditech will, within five (5) Business Days following the effectiveness of such amendments (other than amendments arising solely because of modifications to the Freddie Mac Guide or the Fannie Mae Guide), deliver to the Indenture Trustee copies of all such amendments.

(f) Maintenance of Security Interest. Ditech shall from time to time, at its own expense, execute and file such additional financing statements (including continuation statements) as may be necessary to ensure that at any time the interest of the Depositor, the Issuer, the Indenture Trustee, for the benefit of the Secured Parties, is fully perfected.

(g) Keeping of Records and Books of Account. Ditech shall maintain accurate, complete and correct documents, books, records and other information which is reasonably necessary for the collection of all Aggregate Receivables (including, without limitation, records adequate to permit the prompt identification of each new Receivable and all collections of, and adjustments to, each existing Receivable).

(h) Fidelity Bond and Errors and Omissions Insurance. Ditech, as servicer, shall obtain and maintain at its own expense and keep in full force and effect so long as any Notes are outstanding, a blanket fidelity bond and an errors and omissions insurance policy with one or more insurers covering its officers and employees and other persons acting on its behalf in connection with its activities under the Transaction Documents meeting the criteria required by the Designated Servicing Agreements. Coverage of Ditech, as servicer, and of the Depositor under a policy or bond obtained by an Affiliate of Ditech and providing the coverage required by this subsection (j) shall satisfy the requirements of this subsection (j).

Ditech will promptly report in writing to the Indenture Trustee any material changes that may occur in its or the Depositor’s fidelity bonds, if any, and/or its or the Depositor’s errors and omissions insurance policies, as the case may be, and will furnish to the Indenture Trustee copies of all binders and polices or certificates evidencing that such bonds, if any, and insurance policies are in full force and effect.

(i) No Adverse Claims, Etc. Against Receivables and Trust Property. Ditech hereby covenants that, except for the transfer hereunder and as of any date on which Receivables are transferred, it will not sell, pledge, assign or transfer to any other Person, or grant, create, incur or assume any Adverse Claim on any of the Aggregate Receivables, or any interest therein (other than Permitted Liens). Ditech shall notify the Depositor and its designees of the existence of any Adverse Claim (other than as provided above) on any Receivable immediately upon discovery thereof; and Ditech shall defend the right, title and interest of the Depositor and its assignees in, to and under the Receivables against all claims of third parties claiming through or under it; provided, however, that nothing in this Section 6 shall be deemed to apply to any Adverse Claims for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if Ditech shall currently be contesting the validity thereof in good faith by appropriate Proceedings. In addition, Ditech shall take all actions as may be necessary to ensure that, if this Agreement were deemed to create, or does create, a security interest in the Receivables and the other Transferred Assets, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such until the Receivables Sale Termination Date.

(j) Taking of Necessary Actions. Ditech shall perform all actions necessary to sell and/or contribute, assign, transfer and convey the Aggregate Receivables to the Depositor and its assigns, including the Issuer, including, without limitation, any necessary notifications to Freddie Mac, Fannie Mae or other parties.

(k) Ownership. Ditech will take all necessary action to establish and maintain, irrevocably in the Depositor, legal and equitable title to the Aggregate Receivables and the related Transferred Assets, free and clear of any Adverse Claim (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) in all appropriate jurisdictions to perfect the Depositor’s interest in such Aggregate Receivables and related Transferred Assets and such other action to perfect, protect or more fully evidence the interest of the Depositor or the Indenture Trustee (as the Depositor’s assignee) may reasonably request) other than Permitted Liens.

(l) Depositor’s Reliance. Each of the Limited Guarantor and Ditech acknowledges that the Indenture Trustee and the Noteholders are entering into the transactions contemplated by the Transaction Documents in reliance upon the Depositor’s and Issuer’s identity as a legal entity that is separate from it. Therefore, from and after the date of execution and delivery of this Agreement, each of the Limited Guarantor and Ditech will take, and will cause each of their respective subsidiaries to take, all reasonable steps to maintain each of the Depositor’s and Issuer’s identity as a separate legal entity and to make it manifest to third parties that each of the Depositor and the Issuer is an entity with assets and liabilities distinct from those of the Limited Guarantor and Ditech. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, each of the Limited Guarantor and Ditech (i) will not hold itself out, nor permit its respective subsidiaries (other than the Depositor and the Issuer) to hold themselves out, to third parties as liable for the debts of either the Depositor or the Issuer nor purport to own the Aggregate Receivables and other related Transferred Assets and (ii) will take and will cause its respective subsidiaries to take all other actions necessary to ensure that the facts and assumptions regarding it set forth in the opinion issued by Sidley Austin LLP, dated the date hereof, relating to substantive consolidation issues remain true and correct in all material respects at all times.

(m) Name Change, Offices and Records. In the event Ditech makes any change to its name (within the meaning of Section 9-507(c) of any applicable enactment of the UCC), type or jurisdiction of organization or location of its books and records, it shall notify the Depositor and the Indenture Trustee thereof and (except with respect to a change of location of books and records) shall deliver to the Indenture Trustee not later than thirty (30) days after the effectiveness of such change (i) such financing statements (Forms UCC1 and UCC3) which the Indenture Trustee (acting at the direction of the Administrative Agent) may reasonably request to reflect such name change, or change in type or jurisdiction of organization, (ii) if the Indenture Trustee shall so request, an opinion of outside counsel to Ditech, in form and substance reasonably satisfactory to the Indenture Trustee, as to the grant or assignment from the Receivables Seller to the Depositor of a security interest in the Aggregate Receivables, if the transfers thereof by Ditech to the Depositor are determined not to be true sales, and as to the perfection and priority of the Depositor’s security interest in the Aggregate Receivables in such event, and (iii) such other documents and instruments that the Indenture Trustee (acting at the direction of the Administrative Agent) may reasonably request in connection therewith and shall take all other steps to ensure that the Depositor continues to have a first priority, perfected security interest in the Aggregate Receivables and the related Transferred Assets.

(n) Location of Jurisdiction of Organization and Records. In the case of a change in the jurisdiction of organization of Ditech or in the case of a change in the “location” of Ditech for purposes of Section 9-307 of the UCC, Ditech must take all actions necessary or reasonably requested by the Depositor, the Issuer, the Administrative Agent or the Indenture Trustee to amend its existing financing statements and continuation statements, and file additional financing statements and to take any other steps reasonably requested by the Depositor, the Issuer, the Administrative Agent or the Indenture Trustee to further perfect or evidence the rights, claims or security interests of any of Ditech, the Depositor, the Issuer or any assignee or beneficiary of the Issuer’s rights under this Agreement, including the Indenture Trustee on behalf of the Noteholders under any of the Transaction Documents.

(o) Servicing Policies. Ditech shall provide notice to the Administrative Agent fifteen (15) days prior to the effectiveness of any material changes to Ditech’s policies or procedures relating to property valuation or stop advance modeling.

Section 7. Grant Clause.

It is the intention of the parties hereto that each transfer and assignment contemplated by this Agreement and the Original Receivables Sale Agreement shall constitute an absolute sale or contribution, as applicable, of the related Receivables from Ditech to the Depositor and that the Aggregate Receivables shall not be part of Ditech’s estate or otherwise be considered property of Ditech in the event of the bankruptcy, receivership, insolvency, liquidation, conservatorship or similar proceeding relating to Ditech or any of its property. However, if such conveyance is deemed to be in respect of a loan, it is intended that the rights and obligations of the parties shall be established pursuant to the terms of this Agreement. Accordingly, Ditech hereby grants to the Depositor a first priority security interest in all of its right, title and interest in, to and under, whether now owned or hereafter acquired, the Aggregate Receivables and the other Transferred Assets to secure payment of such loan. This Agreement shall constitute a security agreement under applicable law. Ditech will, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Aggregate Receivables and the other Transferred Assets to secure payment or performance of an obligation, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Ditech has made all such initial filings.

Ditech hereby authorizes the Depositor and its assignees, successors and designees to file one or more UCC financing statements, financing statement amendments and continuation statements to perfect the security interest described herein.

Section 8. Conveyance by Depositor; Grant by Issuer.

Each of the Depositor and the Issuer shall have the right, upon notice to but without the consent of Ditech, to Grant, in whole or in part, its interest under this Agreement with respect to the Receivables to the Issuer and to the Indenture Trustee, respectively, and the Indenture Trustee then shall succeed to all rights of the Depositor under this Agreement and the Original Receivables Sale Agreement. All references to the Depositor in this Agreement shall be deemed to include its assignee or designee, specifically including the Issuer and the Indenture Trustee.

Section 9. Protection of Indenture Trustee’s Security Interest in Trust Estate.

(a) Ditech shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit the reader thereof to know at any time following reasonable prior notice delivered to it, the status of such Receivable, including payments and recoveries made and payments owing. The Schedule of Receivables has been delivered to the Indenture Trustee and shall remain in its possession or control.

(b) Ditech will maintain its computer records so that, from and after the Grant of the security interest under the Indenture, Ditech’s master computer records (including any back-up archives) that refer to any Receivables indicate that the Receivables are owned by the Issuer and pledged to the Indenture Trustee on behalf of the Noteholders. Indication of the Indenture Trustee’s interest in a Receivable shall be deleted from or modified on Ditech’s records when, and only when, the Receivable has been paid in full or released from the lien of the Indenture pursuant to the Indenture.

Section 10. Indemnification.

(a) Without limiting any other rights that an Indemnified Party may have hereunder or under applicable law, Ditech and the Limited Guarantor, agree to, jointly and severally, indemnify each Indemnified Party from and against any and all Indemnification Amounts, which may be imposed on, incurred by or asserted against an Indemnified Party in any way arising out of or relating to any breach of Ditech’s obligations under this Agreement or the ownership of the Aggregate Receivables or in respect of any Receivable, including but not limited to any obligation to pay Indemnity Payments pursuant to Section 4(d) hereof, excluding, however, Indemnification Amounts to the extent resulting from the negligence or willful misconduct on the part of such Indemnified Party or the failure of a Mortgage Pool to generate sufficient cash payments to reimburse any Advance or, to the extent any Advance is reimbursable by Freddie Mac or Fannie Mae, the failure of Freddie Mac or Fannie Mae to reimburse any such payment solely for reasons unrelated to a matter that is subject to a representation by Ditech.

(b) Without limiting or being limited by the foregoing, Ditech and the Limited Guarantor shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnification Amounts relating to or resulting from:

(i) reliance on any representation or warranty made by Ditech under or in connection with this Agreement, any other Transaction Document, any report or any other information delivered by it pursuant hereto, which shall have been incorrect in any material respect when made or deemed made or delivered;

(ii) the failure by Ditech to comply with any term, provision or covenant contained in this Agreement, or any agreement executed by it in connection with this Agreement or any other Transaction Document or with any applicable law, rule or regulation with respect to any Receivable, or the nonconformity of any Receivable with any such applicable law, rule or regulation or the Freddie Mac Guide or Fannie Mae Guide, as applicable;

(iii) any violation of law, negligence, willful malfeasance or bad faith of Ditech as servicer under the Designated Servicing Agreements and Designated Pools; or

(iv) the failure of this Agreement to vest and maintain vested in the Depositor, or to transfer, to the Depositor, legal and equitable title to and ownership of the Aggregate Receivables which are, or are purported to be, Receivables, together with all collections in respect thereof, free and clear of any adverse claim (except as permitted hereunder) whether existing at the time of the transfer of such Receivable or at any time thereafter.

(c) Any Indemnification Amounts subject to the indemnification provisions of this Section 10 shall be paid to the Indemnified Party within five (5) Business Days following demand therefor. “Indemnified Party” means any of the Depositor, the Issuer and the Indenture Trustee. “Indemnification Amounts” means any and all claims, losses, liabilities, obligations, damages, penalties, actions, judgments, suits, and related reasonable costs and reasonable expenses of any nature whatsoever, including reasonable attorneys’ fees and disbursements, incurred by an Indemnified Party with respect to this Agreement as a result of a breach by Ditech, as described in Section 10(a), including without limitation, the enforcement hereof.

(d) (i) Promptly after an Indemnified Party shall have been served with the summons or other first legal process or shall have received written notice of the threat of a claim in respect of which an indemnity may be claimed against Ditech and/or the Limited Guarantor, as applicable, under this Section 10, the Indemnified Party shall notify Ditech and the Limited Guarantor in writing of the service of such summons, other legal process or written notice, giving information therein as to the nature and basis of the claim, but failure so to notify Ditech and the Limited Guarantor shall not relieve Ditech and/or the Limited Guarantor from any liability which it may have hereunder or otherwise except to the extent that Ditech is prejudiced by such failure so to notify Ditech and the Limited Guarantor.

(ii) Each of Ditech and the Limited Guarantor will be entitled, at its own expense, to participate in the defense of any such claim or action and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and, after notice from Ditech and the Limited Guarantor to such Indemnified Party that Ditech and/or the Limited Guarantor, as applicable, wishes to assume the defense of any such action, Ditech and/or the Limited Guarantor, as applicable, will not be liable to such Indemnified Party under this Section 10 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense of any such action unless, (A) the defendants in any such action include both the Indemnified Party and Ditech and/or the Limited Guarantor, as applicable, and the Indemnified Party (upon the advice of counsel) shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to Ditech and/or the Limited Guarantor, as applicable, or one or more Indemnified Parties, and which in the reasonable judgment of such counsel are sufficient to create a conflict of interest for the same counsel to represent both Ditech and/or the Limited Guarantor, as applicable, and such Indemnified Party, (B) Ditech and/or the Limited Guarantor, as applicable, shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action, or (C) Ditech and/or the Limited Guarantor, as applicable, shall have authorized the employment of counsel for the

Indemnified Party at Ditech’s and the Limited Guarantor’s expense; then, in any such event, such Indemnified Party shall have the right to employ its own counsel in such action, and the reasonable fees and expenses of such counsel shall be borne by Ditech and the Limited Guarantor; provided, however, that neither Ditech or the Limited Guarantor shall in connection with any such action or separate but substantially similar or related actions arising out of the same general allegations or circumstances, be liable for any fees and expenses of more than one firm of attorneys at any time for all Indemnified Parties. Each Indemnified Party, as a condition of the indemnity agreement contained herein, shall use its commercially reasonable efforts to cooperate with Ditech and the Limited Guarantor in the defense of any such action or claim.

(iii) Neither Ditech and/or the Limited Guarantor, as applicable, shall, without the prior written consent of any Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding or threatened proceeding.

Section 11. Miscellaneous.

(a) Amendment. Except as permitted expressly by the Indenture or as otherwise set forth herein, as applicable, this Agreement may not be amended except by an instrument in writing, signed by Ditech, the Depositor and the Limited Guarantor, with the written consent of the Administrative Agent and supported by the delivery of an Issuer Tax Opinion. In addition, so long as the Notes are outstanding, this Agreement may not be amended without, collectively (x) (i) the consent of the Majority Noteholders of all Outstanding Notes that are not Variable Funding Notes and (ii) the consent of the Series Required Noteholders for each Series of Variable Funding Notes, or (y) (i) the amendment is for a purpose for which the Indenture could be amended without any Noteholder consent pursuant to Section 12.1 thereof and (ii) Ditech shall have delivered to the Indenture Trustee an officer’s certificate to the effect that Ditech reasonably believes that such amendment could not have a material Adverse Effect on any Outstanding Notes and is not reasonably expected to have a material Adverse Effect at any time in the future. Any such amendment requested by Ditech shall be at its own expense. Ditech, as servicer, shall promptly notify each Note Rating Agency of any amendment of this Agreement or of the Receivables Pooling Agreement, and shall furnish a copy of any such amendment to each such Note Rating Agency.

(b) Binding Nature; Assignment. The covenants, agreements, rights and obligations contained in this Agreement shall be binding upon the successors and assigns of Ditech and shall inure to the benefit of the successors and assigns of the Depositor, and all persons claiming by, through or under the Depositor.

(c) Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

(d) Severability of Provisions. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

(e) Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES HERETO, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(f) Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the original or the same counterpart. Any counterpart hereof signed by a party against whom enforcement of this Agreement is sought shall be admissible into evidence as an original hereof to prove the contents thereof. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

(g) Indulgences; No Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or future exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

(h) Headings Not to Affect Interpretation. The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

(i) Benefits of Agreement. Nothing in this Agreement, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, any benefit of any legal or equitable right, power, remedy or claim under this Agreement.

(j) No Petition. Each of Ditech and Limited Guarantor, by entering into this Agreement, agrees that it will not at any time prior to the date which is one year and one day, or, if longer, the applicable preference period then in effect, after the payment in full of all of the Notes, institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, Insolvency Proceedings or other similar proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes or this Agreement, or cause the Depositor or the Issuer to commence any reorganization, bankruptcy proceedings, or Insolvency Proceedings under any applicable state or federal law, including without limitation any readjustment of debt, or marshaling of assets or liabilities or similar proceedings. This Section 11(j) shall survive termination of this Agreement.

(k) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN AN LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(l) Amendment and Restatement of Original Receivables Sale Agreement. This Agreement amends and restates the Original Receivables Sale Agreement in its entirely but shall not be deemed to constitute a novation thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Receivables Sale Agreement to be duly executed as of the date first above written.

DITECH FINANCIAL LLC, as Receivables Seller and as Servicer

By:	/s/ Cheryl A. Collins
Name:	Cheryl A. Collins
Title:	Senior Vice President and Treasurer

GREEN TREE ADVANCE RECEIVABLES III LLC, as Depositor

By:	/s/ Cheryl A. Collins

Name:	Cheryl A. Collins

Title:	Senior Vice President and Treasurer

WALTER INVESTMENT MANAGEMENT CORP., as Limited Guarantor

By:	/s/ Cheryl A. Collins

Name:	Cheryl A. Collins

Title:	Senior Vice President and Treasurer

[Green Tree Agency Advance Funding Trust I – Signature Page to Amended and Restated Receivables Sale Agreement]

Consented to as of the date first written above:

BARCLAYS BANK PLC, as Administrative Agent and as the sole Noteholder

By:	/s/ Trevor D. Moffitt

Name:	Trevor D. Moffitt

Title:	Director

Schedule 1

ASSIGNMENT OF RECEIVABLES

Dated as of             , 20

This Assignment of Receivables (this “Assignment”) is a schedule to and is hereby incorporated by this reference into an Amended and Restated Receivables Sale Agreement (the “Agreement”), dated as of October 21, 2015, by and between Ditech Financial LLC, a Delaware limited liability company, as receivables seller and servicer (“Ditech”), Green Tree Advance Receivables III LLC, a Delaware limited liability company (the “Depositor”), and Walter Investment Management Corp., a corporation under the laws of the State of Maryland as limited guarantor (“Limited Guarantor”). All capitalized terms used herein shall have the meanings set forth in, or referred to in, the Agreement.

By its signature to this Assignment, Ditech hereby sells, assigns, transfers and conveys to the Depositor and its assignees, without recourse, but subject to the terms of the Agreement, all of its right, title and interest in, to and under its rights to reimbursement for Receivables arising under each Designated Servicing Agreement listed on Attachment A attached hereto, existing on the date of this Assignment and any Receivables arising under each Designated Servicing Agreement listed on Attachment A, on or before the related Receivables Sale Termination Date, the other Transferred Assets related to such Receivables described in Section 2(a) of the Agreement, pursuant to the terms of the Agreement, and the Depositor hereby accepts such sale, assignment, transfer and conveyance and agrees to transfer to Ditech, as receivables seller, the consideration set forth in the Agreement.

[Signature page follows]

DITECH FINANCIAL LLC

By:
Name:
Title:

GREEN TREE ADVANCE RECEIVABLES III LLC

By:
Name:
Title:

[Green Tree Agency Advance Funding Trust I - Signature Page to Schedule 1 to Receivables Sale Agreement - Assignment of Receivables]

Attachment A to Schedule 1

DESIGNATED SERVICING AGREEMENTS AND DESIGNATED POOLS RELATED TO THE AGGREGATE RECEIVABLES

Attachment A to Schedule 1-1

EXHIBIT A

FORM OF SUBORDINATED NOTE

THIS SUBORDINATED NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF BY THE OWNER HEREOF UNLESS SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT AND SUCH STATE LAWS, AND WILL NOT BE A “PROHIBITED TRANSACTION” UNDER THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE. BY ACCEPTANCE OF THIS SUBORDINATED NOTE, THE HOLDER AGREES TO BE BOUND BY ALL THE TERMS OF THE RECEIVABLES SALE AGREEMENT.

[DATE]

FOR VALUE RECEIVED, the undersigned, Green Tree Advance Receivables III LLC, a Delaware limited liability company (the “Depositor”), promises to pay to the order of Ditech Financial LLC, a Delaware limited liability company (the “Seller”), on the fixed date on which the outstanding principal and all accrued interest for all Outstanding Series and Classes of Notes is due and payable (the “Maturity Date”) the aggregate unpaid principal amount of all amounts loaned hereunder pursuant to Section 2(b) of that certain Amended and Restated Receivables Sale Agreement, dated as of October 21, 2015 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the “Receivables Sale Agreement”), among the Seller, Green Tree Agency Advance Funding Trust I (the “Issuer”) and Walter Investment Management Corp., a corporation under the laws of the State of Maryland as limited guarantor (“Limited Guarantor”), together with any and all accrued and unpaid interest on all amounts loaned hereunder.

Interest will accrue on the average daily balance of the unpaid principal amount of all amounts loaned hereunder for each day from the date such loan amounts are made until they become due and or are paid in full, at a rate per annum equal to the sum of (i) the LIBOR Rate (as defined below) and (ii) a spread designated as such in writing by the Seller to the Depositor from time to time (the “Spread”). Interest will be computed on the basis of a 360-day year and paid for the actual number of days elapsed (including the first but excluding the last day). Should any principal of, or accrued interest on, any amounts loaned hereunder not be paid when due, such amount will bear interest from its due date until paid in full, at a rate per annum equal to the sum of (i) the LIBOR Rate, (ii) the Spread and (iii) the Spread. Interest shall be payable on the unpaid principal balance of this note (this “Subordinated Note”) commencing on February 18, 2014 (or such later date agreed to by the Seller) and continuing on each Payment Date. With respect to any such Payment Date that is not a Business Day, the interest payment otherwise due on such Payment Date shall be due on the next subsequent day that is a Business Day.

For the purposes of this Subordinated Note, “LIBOR Rate” shall mean the offered rate for one-month U.S. dollar deposits as such rate appears on Reuters Screen LIBOR01 Page (as defined in the International Swaps and Derivatives Association, Inc. 2000 Definitions) or such other page as may replace Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on such date; provided that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Bloomberg Screen US0001M Index Page on the date in question and (iii) which have been designated as such by the Calculation Agent (as defined below) (after consultation with the Administrative Agent) (as defined below) and are able and willing to provide such quotations to the Calculation Agent for such date (the “Reference Banks”) at approximately 11:00 a.m. (London time) on such date to prime banks in the London interbank market. In such event, the Seller will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Seller, at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar loans to leading European banks.

Unless plainly wrong, the computer records of the holder hereof shall on any day conclusively evidence the unpaid balance of this Subordinated Note and its advances and payments history posted up to that day. All loans and advances and all payments and permitted prepayments made hereon may be (but are not required to be) set forth by or on behalf of such holder on the schedule which is attached hereto or otherwise recorded in such holder’s computer or manual records; provided, that any failure to make notation of any principal advance or accrual of interest shall not cancel, limit or otherwise affect Depositor’s obligations or any of such holder’s rights with respect to that advance or accrual. Unless otherwise defined, capitalized terms used herein have the meanings provided in or specified in accordance with the Receivables Sale Agreement.

The obligation of the Depositor to pay the principal of, and interest on, all loans and advances on this Subordinated Note shall be absolute and unconditional, shall be binding and, to the fullest extent permitted by law, enforceable in all circumstances whatsoever and shall not be subject to setoff, recoupment or counterclaim; provided, however, that the Depositor shall only be obligated to pay principal and interest on this Subordinated Note from cash actually received by the Depositor from distributions on the Receivables after payment of all amounts due the Noteholder under the Indenture, dated as of January 10, 2014, among the Issuer, Wells Fargo Bank, N.A., as indenture trustee, calculation agent, paying agent and securities intermediary, Ditech Financial LLC, as Servicer and Administrator, and Barclays Bank PLC, as Administrative Agent.

Depositor may prepay at any time, without penalty or fee, the principal or interest outstanding hereunder or any portion of such principal or interest. Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds.

The Seller hereby agrees, prior to the date that is 367 days after the Maturity Date, not to acquiesce, petition, or invoke the process of any court or government authority (or to encourage or cooperate with others) for the purpose of commencing or sustaining a case against the Seller under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of or for the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller. The foregoing shall not limit the rights of the Depositor to file any claim in, or to otherwise take any action with respect to, any insolvency proceeding instituted against the Seller by any other unaffiliated entity.

Notwithstanding anything contained herein to the contrary, to the extent that the Seller is deemed to have any interest in any assets of the Depositor, the Seller agrees that its interest in those assets is subordinate to claims or rights of all other creditors of the Depositor. The Seller agrees that this Subordinated Note constitutes a subordinated note for purposes of Section 510(a) of the United States Bankruptcy Code, as amended from time to time (11 U.S.C. §§ 101 et seq.).

As set forth in Section 2(b) of the Receivables Sale Agreement, the Depositor hereby represents and warrants as of each loan and advance made hereon that at the time of (and immediately after) each loan and advance made hereunder, (i) the Depositor’s total assets exceed its total liabilities both before and after the sale transaction, (ii) the Depositor’s cash on hand is sufficient to satisfy all of its current obligations (other than its obligations under this Subordinated Note and the obligation to pay the Cash Purchase Price), (iii) the Depositor is adequately capitalized at a commercially reasonable level and (iv) the Depositor has determined that its financial capacity to meet its financial commitment under the Subordinate Loan and this Subordinated Note is adequate. Each loan or advance made hereunder by the Seller to the Depositor is subject to the accuracy of the representations and warranties herein made on the part of the Depositor.

This Subordinated Note is the Subordinated Note referred to in, and evidences indebtedness incurred under, the Receivables Sale Agreement, and the holder hereof is entitled to the benefits of the Receivables Sale Agreement. Upon and subject to the terms and conditions of the Receivables Sale Agreement, Depositor may borrow, repay and reborrow against this note under the circumstances, in the manner and for the purposes specified in the Receivables Sale Agreement and this Subordinated Note, but for no other purposes. All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

THIS SUBORDINATED NOTE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS NOTE, THE RELATIONSHIP OF THE PARTIES HERETO, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

[Signature Page Follows]

GREEN TREE ADVANCE RECEIVABLES III LLC

By:
Name:
Title:

Signature Page to Subordinated Note